POWER OF ATTORNEY
Know all by these presents, that
the undersigned hereby authorizes
Eileen P. McCarthy and Dora Habachy of
JetBlue Airways Corporation, a Delaware
corporation (the "Company") individually to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of the Company, a Form ID and any amendments thereto, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United
States Securities and Exchange Commission pursuant to Section 16(a) of the Securities
Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect only until the earlier of
(1)  the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (3) as to a specific attorney-in-fact, employment of such attorney-in-fact by the
Company is terminated.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 22nd day of May 2018.

_/s/ Brandon Nelson_______________
BRANDON NELSON

STATE OF NEW YORK)
) ss.:
COUNTY OF QUEENS)

On this 22nd day of May, 2018, before
me personally came BRANDON NELSON to me
known and known to me to be the
individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.

_/s/ Gioia Gentile ___________
Notary Public [stamp][seal]